Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144992 on Form S-8 of our report dated February 12, 2007, relating to the financial statements and financial statement schedules of Claims Services Group (entities commonly controlled by Automatic Data Processing, Inc.) appearing in this Annual Report on Form 10-K of Solera Holdings, Inc. for the year ended June 30, 2008.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

August 28, 2008